Exhibit 99.1

National & Retail Trades and First Call

For release: June 3, 2004 at 8:30 AM (EST)

KOHL'S CORPORATION REPORTS MAY SALES

MENOMONEE FALLS, WI, -- (Business Wire) – June 3, 2004 -- Kohl’s Corporation (NYSE: KSS) reported today that sales for the four-week period ended May 29, 2004 increased 20.2 percent over the four-week period ended May 31, 2003. On a comparable store basis, sales increased 5.0 percent.

For the 17 weeks ended May 29, 2004, total sales were up 14.3 percent over the 17 weeks ended May 31, 2003.  On a comparable store basis, sales for the 17-week period increased 1.3 percent.

	Sales Summary ($ in millions)
	Fiscal Period Ended		% Inc. - This Year
	May 29,	May 31,	All	Comp
	2004	2003	Stores	Stores

May	$ 815.8	$ 678.9	20.2%	5.0%
Year-to-Date	$3,196.0	$ 2,796.7	14.3%	1.3%

As of May 29, 2004, the Company operated 589 stores in 38 states, compared with 492 stores in 34 states at the same time last year.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message.  This message is accessible by calling (402) 220-0820 and will be available for 36 hours.

Sanford C. Bernstein & Co., LLC Conference

Larry Montgomery, Kohl's Chairman and Chief Executive Officer, presents at the Sanford C. Bernstein & Co., LLC — Twentieth Annual Strategic Decisions Conference 2004 at The Waldorf Astoria, New York City, on June 3 at 10am (EDT). The presentation will be Webcast live over the Internet via the Company’s Web site located at www.kohls.com (see “Investor Relations”, “Calendar of Events” Scroll to June). For those who cannot listen to the live broadcast, a seven-day replay will be available shortly after the call.  To access the replay, simply visit the link above.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described on Exhibit 99.1 to Kohl’s annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

Investor Relations Contact:

Wes McDonald, Chief Financial Officer, (262) 703-1893

Public Relations Contact:

Vicki Shamion, Director of Public Relations, (262) 703-1464

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